Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Reports Q2 2010 Financial Results
Recurring Revenues Up by 27%, Total Revenues Up by 16%

Weston, FL, July 27, 2010 — Ultimate Software (Nasdaq: ULTI), the leading provider of unified, end-to-end human capital management (HCM) SaaS solutions in North America, announced today its financial results for the second quarter of 2010. For the quarter ended June 30, 2010, Ultimate reported recurring revenues of $41.4 million, an increase of 27%, and total revenues of $54.7 million, an increase of 16%, both compared with 2009’s second quarter. GAAP net income from continuing operations for the second quarter of 2010 was $0.3 million, or $0.01 per diluted share, versus a GAAP net loss from continuing operations of $0.3 million, or $0.01 per diluted share, for the second quarter of 2009.

Non-GAAP net income, which excludes non-cash stock-based compensation, amortization of acquired intangible assets and a foreign currency translation adjustment, was $2.3 million, or $0.09 per diluted share, for the second quarter of 2010 compared with non-GAAP net income of $1.7 million, or $0.07 per diluted share, for the second quarter of 2009. See “Use of Non-GAAP Financial Information” below.

“We are pleased that both our recurring revenues and total revenues were in line with our goals for 2010’s second quarter and that we continue to see strong market demand for our solutions,” said Scott Scherr, CEO, president, and founder of Ultimate.

Ultimate’s financial results teleconference will be held today, July 27, 2010, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=159791. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player or Real Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

▪
Recurring revenues grew by 27% for the second quarter of 2010 compared with 2009’s second quarter. The increase was primarily attributable to revenue growth from our Software-as-a-Service (SaaS) offering. Recurring revenues for the second quarter of 2010 were 76% of total revenues as compared with 69% of total revenues for the same period of last year.

▪	Ultimate’s annualized retention rate was 96% for its existing recurring revenue customer base.

▪	The operating margin (on a non-GAAP basis) for the second quarter of 2010 was $4.0 million, or 7.2%, compared with $2.9 million, or 6.3%, for the second quarter of 2009.

▪
The combination of cash, cash equivalents, and marketable securities was $32.0 million as of June 30, 2010, compared with
$33.2 million as of December 31, 2009. For the three months ended June 30, 2010, Ultimate generated $5.2 million in cash from operations and repurchased 280,000 shares of our issued and outstanding $0.01 par value common stock for $9.3 million, under our previously announced stock repurchase plan. For the six months ended June 30, 2010,
Ultimate generated $10.0 million in cash from operations and repurchased 400,500 shares of our issued and outstanding
$0.01 par value common stock for $13.0 million, under our previously announced stock repurchase plan. As of
June 30, 2010, we had 614,075 shares available for repurchase in the future under our stock repurchase plan.

▪	Days sales outstanding were 70 days at June 30, 2010, representing an increase of 2 days compared with days sales outstanding at December 31, 2009.

▪
During the second quarter of 2010, Ultimate discontinued the operations of The Ultimate Software Group UK Limited, our wholly-owned subsidiary in the United Kingdom. Loss from discontinued operations, net of income taxes, for the three months ended June 30, 2010, was principally comprised of $0.9 million from the realization of a non-cash foreign currency translation adjustment. See “Use of Non-GAAP Financial Information” below.

Financial Outlook

2010 Financial Guidance:

Ultimate provides the following financial guidance for the third quarter ending September 30, 2010 and full year 2010:

For the third quarter of 2010:

▪	Recurring revenues of approximately $43 million;

▪	Total revenues of approximately $57 million; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 8%.

For the year 2010:

▪	Recurring revenues to increase by approximately 27% in 2010 over those in 2009;

▪	Total revenues to increase by approximately 18% over those in 2009; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 10%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash equity-based compensation expense for 2010 is expected to be between $13.5 million and $14.0 million.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
The leading provider of unified, end-to-end human capital management SaaS solutions in North America, Ultimate markets its award-winning UltiPro solution as an on-demand service through SaaS. Based in Weston, FL, Ultimate employs more than 1,000 professionals who are focused on developing the highest quality products and services. In 2009, Ultimate was awarded first place in the People’s Choice Stevie® competition for Favorite New SaaS Product and was ranked the #1 best medium-sized company to work for in America by the Great Place to Work® Institute for the second consecutive year. In 2008, Ultimate was the first HR/payroll SaaS provider to be audited and awarded the ISO/IEC 27001:2005 Certification for security management and was recognized for having the #1 “Best Product Development Team” in the nation by the American Business Awards. Ultimate has more than 1,900 customers representing diverse industries, including such organizations as Adobe Systems Incorporated, The Container Store, Culligan International, Elizabeth Arden, Major League Baseball, The New York Yankees Baseball Team, and Ruth’s Chris Steak House. More information on Ultimate’s products and services can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:  Mitchell K. Dauerman
             Chief Financial Officer and Investor Relations
             Phone: 954-331-7369
             E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenues:
Recurring	$41,365	$32,544	$80,813	$63,366
Services	13,032	13,407	28,613	29,322
License	320	1,274	948	3,275
Total revenues	54,717	47,225	110,374	95,963
Cost of revenues:
Recurring	12,048	9,534	23,452	18,407
Services	11,877	11,095	25,058	23,406
License	50	261	150	598
Total cost of revenues	23,975	20,890	48,660	42,411
Gross profit	30,742	26,335	61,714	53,552
Operating expenses:
Sales and marketing	14,580	12,884	29,696	26,719
Research and development	10,520	9,469	20,753	18,695
General and administrative	5,169	4,322	10,170	8,870
Total operating expenses	30,269	26,675	60,619	54,284
Operating income (loss)	473	(340)	1,095	(732)
Other income (expense):
Interest and other expense	(61)	(28)	(106)	(64)
Other income, net	45	39	67	111
Total other (expense) income, net	(16)	11	(39)	47
Income (loss) from continuing operations, before income taxes	457	(329)	1,056	(685)
(Provision) benefit for income taxes	(186)	72	(465)	88
Income (loss) from continuing operations	$271	$(257)	$591	$(597)
Loss from discontinued operations, net of income taxes	(865)	(73)	(930)	(146)
Net (loss)	$(594)	$(330)	$(339)	$(743)

Basic earnings (loss) per share:
Earnings (loss) from continuing operations	$0.01	$(0.01)	$0.02	$(0.02)
Loss from discontinued operations	$(0.03)	$–	$(0.04)	$(0.01)
Total	$(0.02)	$(0.01)	$(0.02)	$(0.03)

Diluted earnings (loss) per share:
Earnings (loss) from continuing operations	$0.01	$(0.01)	$0.02	$(0.02)
Loss from discontinued operations	$(0.03)	$–	$(0.03)	$(0.01)
Total	$(0.02)	$(0.01)	$(0.01)	$(0.03)

Weighted average shares outstanding:
Basic	24,839	24,414	24,797	24,354
Diluted	26,972	24,414	26,911	24,354

The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from stock-based arrangements, the amortization of acquired intangibles and the foreign currency translation adjustment from discontinued operations that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Stock-based compensation:
Cost of recurring revenues	$224	$171	$441	$336
Cost of service revenues	322	324	663	668
Cost of license revenues	–	–	–	–
Sales and marketing	1,642	1,747	3,361	3,534
Research and development	341	308	668	610
General and administrative	807	724	1,594	1,439
Total non-cash stock-based compensation expense	$3,336	$3,274	$6,727	$6,587

Amortization of acquired intangibles:
General and administrative (1)	$151	$46	$225	$93

Loss from discontinued operations:
Foreign currency translation adjustment (2)	$886	$–	$886	$–

________________________________

(1)
Due to the discontinued operations of our wholly-owned subsidiary in the UK (“UK Subsidiary”) during the three months ended June 30, 2010, the amortization of certain intangible assets related to the acquisition of the UK Subsidiary was accelerated.

(2)
Pursuant to applicable accounting rules, the amount attributable to the UK Subsidiary and accumulated in the translation adjustment component of equity became realized in the unaudited statement of operations during the second quarter of 2010, the period in which discontinued operations for the UK Subsidiary were substantially complete.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of	As of
	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$22,691	$23,684
Short-term investments in marketable securities	8,169	8,079
Accounts receivable, net	42,099	38,450
Prepaid expenses and other current assets	18,358	15,594
Deferred tax assets, net	1,142	1,128
Total current assets before funds held for clients	92,459	86,935
Funds held for clients	48,444	23,560
Total current assets	140,903	110,495
Property and equipment, net	18,057	19,496
Capitalized software, net	3,790	4,463
Goodwill	3,025	3,198
Long-term investments in marketable securities	1,119	1,444
Other assets, net	11,318	12,298
Long-term deferred tax assets, net	20,246	19,736
Total assets	$198,458	$171,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,922	$4,476
Accrued expenses	12,026	9,972
Current portion of deferred revenue	61,468	60,980
Current portion of capital lease obligations	1,967	1,897
Total current liabilities before client fund obligations	80,383	77,325
Client fund obligations	48,444	23,560
Total current liabilities	128,827	100,885
Deferred revenue, net of current portion	7,536	7,579
Deferred rent	3,081	3,186
Capital lease obligations, net of current portion	1,803	1,710
Total liabilities	141,247	113,360

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	282	276
Additional paid-in capital	196,311	184,256
Accumulated other comprehensive loss	10	(696)
Accumulated deficit	(54,749)	(54,410)
	141,854	129,426
Treasury stock, at cost	(84,643)	(71,656)
Total stockholders’ equity	57,211	57,770
Total liabilities and stockholders’ equity	$198,458	$171,130

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(339)	$(743)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	6,108	5,914
Provision for doubtful accounts	1,038	528
Non-cash stock-based compensation expense	6,727	6,590
Non-cash realized loss on foreign currency translation
adjustment	886	–
Deferred income taxes	(524)	(140)
Changes in operating assets and liabilities:
Accounts receivable	(4,687)	3,958
Prepaid expenses and other current assets	(2,764)	576
Other assets	755	98
Accounts payable	446	(3,778)
Accrued expenses and deferred rent	1,949	(1,418)
Deferred revenue	445	(1,005)
Net cash provided by operating activities	10,040	10,580

Cash flows from investing activities:
Purchases of marketable securities	(4,600)	(1,090)
Maturities of marketable securities	4,835	5,295
Net purchases of client funds securities	(24,884)	(1,574)
Capitalized software	–	(631)
Purchases of property and equipment	(2,401)	(2,109)
Net cash used in investing activities	(27,050)	(109)

Cash flows from financing activities:
Repurchases of Common Stock	(12,987)	–
Net proceeds from issuances of Common Stock	4,934	1,719
Excess tax benefit from employee stock plan	950	–
Shares acquired to settle employee tax withholding liability	(552)	–
Principal payments on capital lease obligations	(1,206)	(1,226)
Net increase in client fund obligations	24,884	1,574
Net cash provided by financing activities	16,023	2,067

Effect of foreign currency exchange rate changes on cash	(6)	(15)
Net increase in cash and cash equivalents	(993)	12,523
Cash and cash equivalents, beginning of period	23,684	17,200
Cash and cash equivalents, end of period	$22,691	$29,723

Supplemental disclosure of cash flow information:
Cash paid for interest	$100	$73
Cash paid for income taxes	$136	$128

Supplemental disclosure of non-cash financing activities:

-	Ultimate entered into capital lease obligations to acquire new equipment totaling $1.4 million and $1.2 million for the six months ended June 30, 2010 and 2009, respectively.
-	Ultimate entered into an agreement to purchase certain source code from a third-party vendor for $2.0 million, of which $0.5 million was paid during the six months ended
June 30, 2009.  There were no payments during the six months ended June 30, 2010.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Non-GAAP operating income (loss) from continuing operations reconciliation:
Operating income (loss) from continuing operations	$473	$(340)	$1,095	$(732)
Operating income (loss) from continuing operations as a % of total revenues	0.9%	(0.7%)	1.0%	0.8%
Add back:
Non-cash stock-based compensation	3,336	3,274	6,727	6,587
Non-cash amortization of acquired intangible assets	151	46	225	93
Non-GAAP operating income from continuing operations	$3,960	$2,980	$8,047	$5,948
Non-GAAP operating income from continuing operations, as a % of total revenues	7.2%	6.3%	7.3%	6.2%

Non-GAAP pre-tax income (loss) from continuing operations reconciliation:
Pre-tax income (loss) from continuing operations	$457	$(329)	$1,056	$(685)
Add back:
Non-cash stock-based compensation	3,336	3,274	6,727	6,587
Non-cash amortization of acquired intangible assets	151	46	225	93
Non-GAAP pre-tax income	$3,944	$2,991	$8,008	$5,995

Non-GAAP pre-tax income (loss) from continuing operations per diluted share reconciliation: (1)
Pre-tax income (loss) from continuing operations per diluted share	$0.02	$(0.01)	$0.04	$(0.03)
Add back:
Non-cash stock-based compensation	0.12	0.13	0.25	0.27
Non-cash amortization of acquired intangible assets	0.01	–	0.01	–
Non-GAAP pre-tax income per diluted share	$0.15	$0.12	$0.30	$0.24

Non-GAAP net income (loss) after discontinued operations reconciliation:
Net income (loss) after discontinued operations	$(594)	$(330)	$(339)	$(743)
Add back:
Non-cash stock-based compensation	3,336	3,274	6,727	6,587
Non-cash amortization of acquired intangible assets	151	46	225	93
Non-cash foreign currency translation adjustment from discontinued operations	886	–	886	–
Income tax effect	(1,431)	(1,279)	(2,853)	(2,566)
Non-GAAP net income after discontinued operations	$2,348	$1,711	$4,646	$3,371

Non-GAAP net income (loss) after discontinued operations per diluted share reconciliation: (1)
Net income (loss) after discontinued operations per diluted share	$(0.02)	$(0.01)	$(0.01)	$(0.03)
Add back:
Non-cash stock-based compensation	0.12	0.13	0.25	0.27
Non-cash amortization of acquired intangible assets	0.01	–	0.01	–
Non-cash foreign currency translation adjustment from discontinued operations	0.03	–	0.03	–
Income tax effect	(0.05)	(0.05)	(0.11)	(0.11)
Non-GAAP net income after discontinued operations per diluted share	$0.09	$0.07	$0.17	$0.13

Shares used in calculation of GAAP net income (loss) per share:
Basic	24,839	24,414	24,797	24,354
Diluted	26,972	24,414	26,911	24,354

Shares used in calculation of non-GAAP net income (loss) per share:
Basic	24,839	24,414	24,797	24,354
Diluted	26,972	26,080	26,911	25,808
(1) Non-GAAP net income (loss) per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income (loss) periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Management of Ultimate uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income (loss) from continuing operations, non-GAAP pre-tax income (loss) from continuing operations, non-GAAP pre-tax income (loss) from continuing operations per diluted share, non-GAAP net income (loss) after discontinued operations and non-GAAP net income (loss) after discontinued operations per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation. Ultimate’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”). For the three and six months ended June 30, 2010, stock-based compensation was $3.3 million and $6.7 million, respectively, on a pre-tax basis. For the three and six months ended June 30, 2009, stock-based compensation was $3.3 million and $6.6 million, respectively, on a pre-tax basis. Stock-based compensation expenses are excluded from the non-GAAP financial measures because they are non-cash expenses that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s operating results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods.  Non-GAAP reconciliations are calculated on a basic weighted average share basis for GAAP net (loss) periods.  For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and six months ended June 30, 2010, the amortization of acquired intangible assets was $151 thousand and $225 thousand, respectively.  For the three and six months ended June 30, 2009, the amortization of acquired intangible assets was $46 thousand and $93 thousand, respectively.  Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Foreign currency translation adjustment.  In accordance with GAAP, net loss after discontinued operations includes the realization of the foreign currency translation adjustment on our discontinued operations.  For the three and six months ended June 30, 2010, the realized foreign currency translation adjustment was $0.9 million and $0.9 million, respectively.  There was no realized foreign currency translation adjustment for the three and six months ended June 30, 2009.  The realized foreign currency translation adjustment is excluded from the non-GAAP financial measure because it is a one-time, non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s net results because this non-GAAP financial measure facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods.